MassRoots Schedules Conference Call on June 29, 2017

DENVER, June 27, 2017 -- MassRoots, Inc. (OTCQB:MSRT), one of the leading technology platforms for the cannabis industry, announced today that MassRoots Chairman and Chief Executive Officer Mr. Isaac Dietrich will host a shareholder update call on Thursday, June 29, 2017 at 10:00 am EDT. During the call, management will provide insight on recent and upcoming developments at the Company and within the evolving medical cannabis industry.

In order to participate in the conference call, please dial (toll free) (877) 407-8293. Please use conference pass code 13665450. For international callers, please dial (201) 689-8349.

An audio replay of the conference call will be available in the investor relations section of the Company's website following completion of the call for approximately 2 weeks. To listen to the replay, please dial (toll free) (877) 660-6853 or (international) (201) 612-7415. Please use conference pass code 13665450.

About MassRoots
MassRoots is one of the largest technology platforms for the regulated cannabis industry. The Company's mobile apps enable consumers to make educated cannabis purchasing decisions through community-drive reviews. MassRoots is proud to be affiliated with the leading businesses and organizations in the cannabis industry, including the ArcView Group and National Cannabis Industry Association. For more information, please visit MassRoots.com/Investors.

Forward-looking Statements
Certain matters discussed in this announcement contain statements, estimates and projections about the growth of MassRoots' business, potential partnerships, new features, and related business strategy. Such statements, estimates and projections may constitute forward-looking statements within the meaning of the federal securities laws. Factors or events that could cause our actual results to differ may emerge from time to time. MassRoots undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The recipient of this information is cautioned not to place undue reliance on forward-looking statements.